EXHIBIT A

FORM OF NOTE FOR SINGLE UNIT INVESTMENT

THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SYS THAT SUCH REGISTRATION IS NOT REQUIRED.

UNSECURED SUBORDINATED CONVERTIBLE NOTE

FOR VALUE RECEIVED, SYS, a California corporation (the “Borrower”), hereby promises to pay to _______________________________ (the “Holder”), the sum of ________________________ Dollars ($___________), with interest accruing at the simple annual rate of ten percent (10%), on __________, ____ (the “Maturity Date”).

The following terms apply to this Note:

ARTICLE 1
PAYMENT RELATED PROVISIONS

1.1.  Payment Grace Period. The Borrower will have a twenty (20) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of the higher of (i) one percent (1%) per month or (ii) the maximum amount allowed by law will apply to the amounts past due hereunder.

1.2.  Interest Rate. Subject to the Holder’s right to convert, interest payable on this Note will accrue at the simple annual rate of ten percent (10%) and be payable (i) on each April 1, July 1, October 1 and January 1 after the date on which this Note is executed by the Borrower (the “Closing Date”) (ii) on any Conversion Date and (iii) on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest is due and payable.

ARTICLE 2
CONVERSION RIGHTS

The Holder will have the right to convert the principal amount due under this Note into Shares of the Borrower’s Common Stock as set forth below.

2.1.  Conversion Rights. The Holder will have the right from and after the Closing Date, and then at any time until the Maturity Date, to convert all, but not part, of the outstanding and unpaid principal portion of this Note (the date of giving of such notice of conversion, a “Conversion Date”) into ______ shares of fully paid and nonassessable shares of restricted common stock of the Borrower (as such stock exists on the date of issuance of this Note, or any shares of capital stock of the Borrower into which such stock is hereafter changed or reclassified, the “Common Stock”) at the conversion price of $________ per share (the “Conversion Price”). Within three (3) business days after the delivery to the Borrower of the attached Notice of Conversion, fully executed by the Holder, the Borrower will issue and deliver to the Holder ______ shares of Common Stock, along with accrued but unpaid interest on the Note through the Conversion Date (subject to adjustment as provided in Section 2.2 below). In the event that at any time and from time to time following the one-year anniversary of the date of this Note, (i) the resale of the shares of Common Stock underlying this Note is subject to an effective registration statement under the Securities Act of 1933, as amended, and (ii) the closing price of the Borrower’s Common Stock on the principal exchange on which it is traded is at least 50% greater than the Conversion Price for five or more consecutive trading days, then, at any time within twenty (20) days thereafter, Borrower may demand the conversion of the original principal amount of this Note and, upon such demand, the principal amount of this Note shall be converted in accordance with the terms hereof and any accrued and unpaid dividends shall be paid by the Borrower to the Holder. Certificates evidencing shares of Common Stock issued upon conversion of this Note shall bear a legend indicating that the issuance of the shares was not registered under applicable securities laws and that the shares may be resold only pursuant to a registration or an exemption from registration. The Borrower covenants that it will at all times do any and all lawful thing necessary to effect the conversion of this Note, including without limitation, by proper corporate action taking all steps necessary to have available at all times during which this Note remains outstanding all Common Stock issuable upon conversion of this Note.

2.2.  Conversion Price Adjustments. The Conversion Price described in Section 2.1 and the number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1 is subject to adjustment upon any of the following events:

2.2.1.  Merger, Consolidation or Sale of Assets. If the Borrower at any time consolidates with or merges into, or sells or conveys all or substantially all of its assets to, any other entity, the unpaid principal portion of this Note and accrued interest thereon will thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable, on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision will similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section 2.2 will apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

2.2.2.  Reclassification. If the Borrower at any time, by reclassification or otherwise, changes the Common Stock into the same or a different number of securities of any class or classes, the unpaid principal portion of this Note and accrued interest thereon will thereafter be deemed to evidence the right to purchase such number and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

2.2.3.  Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price will be proportionately reduced in case of subdivision of shares or stock dividends or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares outstanding immediately prior to such event.

2.3.  Reservation of Shares. As of the issuance date of this Note and for the remaining period during which the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note constitutes full authority to its officers, agents and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

ARTICLE 3
EVENTS OF DEFAULT

The occurrence of any of the following events (each, an “Event of Default”) will, at the option of the Holder, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below:

3.1.  Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal or interest hereon when due and such failure continues past the grace period allowed in Section 1.1 hereof.

3.2.  Breach by Borrower. The Borrower breaches any material representation, warranty, covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of twenty (20) days after written notice to the Borrower from the Holder.

3.3.  Receiver or Trustee. The Borrower makes an assignment for the benefit of creditors, applies for or consents to the appointment of a receiver or trustee for the Borrower or for a substantial part of its property or business or such a receiver or trustee is otherwise appointed.

3.4.  Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or similar law are instituted by or against the Borrower and are not dismissed within forty-five (45) days of initiation.

3.5.  Default. The Borrower, after applicable notice and cure periods, defaults under any one or more of its obligations in pari passu or junior to this Note.

3.6.  Acceleration of Senior Indebtedness. There is a default under that certain Loan and Security Agreement, dated as of July 14, 2004, by and between Borrower and Comerica Bank for which Comerica Bank has accelerated the indebtedness owed thereunder, or which has caused the maturity of such indebtedness to be automatically accelerated, which acceleration has not been rescinded or otherwise terminated.

3.7.  Failure to Deliver Common Stock. The Borrower fails to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note.

ARTICLE 4
MISCELLANEOUS

4.1.  Notices. Any notice required or permitted hereunder must be in writing and either personally served or sent by facsimile transmission (with a copy sent by regular, certified or registered mail or by overnight courier). For the purposes hereof, the address and facsimile number of the Holder is ________________________________________________, facsimile number __________. The address and facsimile number of the Borrower is SYS, 5050 Murphy Canyon Road, Suite 200, San Diego, California 92123, and facsimile number 858-715-5510. Both the Holder and the Borrower may change the address and facsimile number for notice by service of notice to the other party as herein provided.

4.2.  Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, means this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.3.  Assignability. This Note will be binding upon the Borrower and its successors and permitted assigns, will inure to the benefit of the Holder and its successors and permitted assigns, and may be assigned by the Holder.

4.4.  Governing Law. This Note will be governed by, and construed and enforced in accordance, with the laws of the State of California, without regard to the conflict of laws principles thereof. Subject to Section 4.6, any action brought by either party against the other concerning the transactions contemplated by this Note may be brought only in the state courts of California or in the federal courts located in San Diego County in the State of California. Both parties agree to submit to the jurisdiction of such courts.

4.5.  Maximum Payments. Nothing contained herein may be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum will be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

4.6.  Arbitration. Any action to enforce or interpret this Note, or to resolve disputes with respect to this Note between the Holder and the Borrower, will be settled by arbitration in accordance with the rules of the American Arbitration Association (“AAA”). The AAA, through its San Diego, California office, will administer the arbitration. Either party may commence arbitration by sending a written demand for arbitration, setting forth the nature of the matter to be resolved by arbitration, to the other party. The arbitrator will apply the substantive law of the State of California to the resolution of the dispute. The prevailing party will be entitled to reimbursement from the other party of arbitration costs, attorney fees, costs and expenses incurred in connection with the arbitration. All decisions of the arbitrator will be final, binding and conclusive on the parties thereto.

4.7.  Attorney Fees. In the event any attorney is employed by either party to this Note with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name by its Chief Executive Officer on this 14th day of February, 2006.

SYS

By:
Clifton L. Cooke, Jr.
President and Chief Executive Officer

WITNESS:

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note)

The undersigned hereby elects to convert the Note issued by SYS on __________, 200_ into Shares of Common Stock of SYS according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:

Conversion Price:

Shares To Be Delivered:

Signature:

Print Name:

Address: